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                                                                     EXHIBIT 2.4

                    SUBSCRIPTION AND REORGANIZATION AGREEMENT

      This SUBSCRIPTION AND REORGANIZATION AGREEMENT (this "Agreement") is made as of April 29, 1999, by and among (i) Horseshoe Gaming Holding Corp., a Delaware corporation (the "Corporation"), (ii) Horseshoe Gaming, L.L.C., a Delaware limited liability company ("HG L.L.C."), (iii) Robinson Property Group, Inc., a Nevada corporation ("RPGI"), (iv) each of the individuals and trusts listed on Annex A hereto, which are all of the members of HG L.L.C. that are eligible to be stockholders of a corporation that elects to be treated as an "S corporation" for federal income tax purposes (each, a "Subscriber" and collectively, the "Subscribers"), (v) each of the individuals listed on Annex B hereto, who are all of the stockholders of Horseshoe Gaming, Inc. (the "HGI Stockholders"), (vi) Peri Cope Howard, in her capacity as the sole stockholder of RPGI (in such capacity, the "RPGI Stockholder"), (vii) Horseshoe Gaming, Inc., a Nevada corporation ("HGI"), and (viii) each successor or assignee of a member of HG L.L.C. that is not currently eligible to be a stockholder of an S corporation but who subsequently becomes eligible to be a stockholder of an S corporation.

                                R E C I T A L S :

      A. The authorized capital stock of the Corporation consists of 50,000 shares of common stock, par value $0.01 per share (the "Common Stock"), which is divided into two classes as follows: (a) 40,000 shares of Common Stock designated as Class A Common (the "Class A Common"); and (b) 10,000 shares of Common Stock designated as Class B Common (the "Class B Common").

      B. Except with respect to matters provided for in that certain Stockholders Agreement for Horseshoe Gaming Holding Corp. dated as of even date herewith by and among the Corporation and the signatories thereto, a copy of which is attached as Exhibit 3C hereto (the "Stockholders Agreement") (as to which matters holders of Class A Common and Class B Common shall each be entitled to one vote per share), holders of Class A Common shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation, and holders of Class B Common shall be entitled to five (5) votes per share on all matters to be voted on by the stockholders of the Corporation. The rights of holders of Class A Common and Class B Common are set forth in the Corporation's Certificate of Incorporation, a copy of which is attached hereto as Exhibit A (the "Certificate of Incorporation"). A copy of the Bylaws of the Corporation is attached hereto as Exhibit B (the "Bylaws").

      C. HG L.L.C. is governed by that certain Limited Liability Company Agreement of Horseshoe Gaming, L.L.C. dated as of October 1, 1995, as amended, among the Members thereof (the "LLC Agreement"). Capitalized terms used herein without definition shall have the respective meanings given to such terms in the LLC Agreement.
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      D.    Each Subscriber owns the number of Units of HG L.L.C. set forth next to its name on Annex A attached hereto (with respect to each Subscriber, such Subscriber's "Contribution Units").

      E. Each Subscriber desires to contribute all of its Contribution Units to the Corporation, and the Corporation desires to accept the contribution of all such Contribution Units from each such Subscriber, solely in consideration of the issuance to such Subscriber of the number and class of shares of Common Stock set forth next to its name on Annex A attached hereto (with respect to each Subscriber, such Subscriber's "Subscribed Shares") and on the terms and subject to the conditions set forth herein.

      F. Each HGI Stockholder owns, beneficially and of record, the number of shares of common stock of HGI ("HGI Stock") set forth next to its name on Annex B attached hereto (with respect to each HGI Stockholder, such HGI Stockholder's "HGI Shares").

      G. Each HGI Stockholder desires to transfer all of its HGI Shares to the Corporation, and the Corporation desires to acquire all such HGI Shares from each such HGI Stockholder, solely in consideration of the number and class of shares of Common Stock set forth next to its name on Annex B attached hereto (with respect to each HGI Stockholder, such HGI Stockholder's "Subscribed Shares") and on the terms and subject to the conditions set forth herein.

      H. The Corporation intends to elect to be treated as an "S corporation" for federal income tax purposes and requires the consent of all of its stockholders to make such election.

      I. RPGI and the Corporation have deemed it advisable and in the best interests of each of them and their respective stockholders to effect the tax-free merger of RPGI with and into the Corporation pursuant to this Agreement and the applicable provisions of the laws of the State of Delaware and the State of Nevada (the "Merger"), and in furtherance thereof, have approved the Merger;

      J. At the effective time of the Merger, the RPGI Stockholder will deliver to the Corporation all of her shares of RPGI common stock ("RPGI Stock") solely in exchange for the number and class of shares of Common Stock set forth next to the RPGI Stockholder's name on Annex A attached hereto (RPGI's "Subscribed Shares"), on the terms and subject to the conditions set forth herein.


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      NOW, THEREFORE, in consideration of the mutual promises made herein and intending to be legally bound, and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Recitals. The Recitals set forth above are hereby incorporated herein.

      2. Authorization and Closing of Contribution of Contribution Units; Transfer of Common Stock; Amendment of Limited Liability Company Agreement of HG L.L.C.; Effect of Merger.

            2A. Authorization of the Issuance of the Common Stock. The Corporation has authorized the issuance and transfer to each Subscriber of the number of Subscribed Shares set forth opposite the name of such Subscriber on Annex A (including the Subscribed Shares issuable to the RPGI Stockholder pursuant to the Merger), and to each HGI Stockholder of the number of Subscribed Shares set forth opposite the name of such HGI Stockholder on Annex B. Such Subscribed Shares shall have the rights and preferences set forth in the Certificate of Incorporation.

            2B. The Merger.

            (a) Constituent Corporations. The name, address and jurisdiction of organization of each of the corporations that are a party to the Merger are as follows:

Name                                Address                         Jurisdiction
----                                -------                         ------------
Horseshoe Gaming Holding Corp.      4024 South Industrial Road      Delaware
                                    Las Vegas, NV 89103

Robinson Property Group, Inc.       4024 South Industrial Road      Nevada
                                    Las Vegas, NV 89103

            (b) Delivery and Filing of Certificate of Merger and Articles of Merger. RPGI and the Corporation will cause a Certificate of Merger to be signed, verified and filed with the Secretary of State of the State of Delaware and will cause Articles of Merger to be signed, verified and filed with the Secretary of State of the State of Nevada (collectively with the Certificate of Merger to be filed with the Secretary of State of the State of Delaware, the "Certificates of Merger") and stamped receipt copies of each such filing to be delivered to the Corporation on the Closing Date (as defined herein).

            (c) Effective Time of the Merger. At the time as of which the Merger becomes effective, which RPGI and the Corporation contemplate shall occur on the Closing Date (the "Effective Time of the Merger"), and subject to the terms and conditions of this Agreement and the


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applicable provisions of the Delaware General Corporation Law (the "DGCL") and
the laws of the State of Nevada, RPGI shall be merged with and into the Corporation in accordance with the Certificates of Merger, the separate existence of RPGI shall cease and the Corporation shall be the surviving party in the Merger (the "Surviving Corporation"). At the Effective Time of the Merger, the effect of the Merger otherwise shall be as provided in the applicable provisions of the DGCL and the laws of the State of Nevada. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger, all the property, rights, privileges, powers and franchises of RPGI shall vest in the Surviving Corporation, and all debts, liabilities and duties of RPGI shall become the debts, liabilities and duties of the Surviving Corporation. The Merger will be effected in a single transaction.

            (d) Certificate of Incorporation, Bylaws and Board of Directors of Surviving Corporation. At the Effective Time of the Merger:

            (i) the Certificate of Incorporation of the Corporation then in effect shall be the Certificate of Incorporation of the Surviving Corporation until amended as provided by law;

            (ii) the Bylaws of the Corporation then in effect shall be the Bylaws of the Surviving Corporation until amended as provided by law;

            (iii) the directors of the Corporation shall be the directors of the
                  Surviving Corporation until their respective successors are elected or appointed and qualified in accordance with the terms of the Certificate of Incorporation and Bylaws of the Surviving Corporation; and

            (iv) the officers of the Corporation immediately prior to the Effective Time of the Merger shall continue as the officers of the Surviving Corporation in the same capacity or capacities until their respective successors are appointed and qualified in accordance with the terms of the Certificate of Incorporation and Bylaws of the Surviving Corporation.

            (e) Manner of Conversion. The manner of converting the shares of RPGI Stock, issued and outstanding immediately prior to the Effective Time of the Merger, into shares of Common Stock of the Surviving Corporation shall be as follows:

            As of the Effective Time of the Merger:

            (i) all of the shares of RPGI Stock issued and outstanding immediately prior to the Effective Time of the Merger will be canceled and extinguished and, by virtue of the Merger and without any action on the part of the RPGI Stockholder, automatically shall be deemed to represent, with respect to the RPGI Stockholder, the right to receive solely the number of Subscribed


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                  Shares set forth opposite the name of the RPGI Stockholder on
                  Annex A; and

            (ii) all shares of RPGI Stock that are held by RPGI as treasury stock shall be canceled and retired and no shares of Common Stock or other consideration shall be delivered or paid in exchange therefor.

            (f) Delivery of Certificates Evidencing Shares of RPGI Stock. The RPGI Stockholder shall deliver to the Corporation at the Closing the certificates representing RPGI Stock, duly endorsed in blank by the RPGI Stockholder, or accompanied by stock powers duly endorsed in blank, with signatures notarized, and with all necessary transfer tax and other revenue stamps, acquired at the RPGI Stockholder's expense, affixed and canceled. The RPGI Stockholder agrees promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such RPGI Stock or with respect to the stock powers accompanying any RPGI Stock.

            2C. Contribution of Contribution Units and HGI Shares and Transfer of Common Stock. At the Closing (as defined below), subject to the terms and conditions set forth herein, the Corporation shall issue to each of the Subscribers such Subscriber's Subscribed Shares solely in exchange for the contribution to the Corporation by the Subscriber of the number of Contribution Units set forth opposite the name of the Subscriber on Annex A. At the Closing, subject to the terms and conditions set forth herein, the Corporation shall issue to each of the HGI Stockholders such HGI Stockholder's Subscribed Shares solely in exchange for the contribution to the Corporation by the HGI Stockholder of the number of HGI Shares set forth opposite the name of the HGI Stockholder on Annex B.

            2D. The Closing. The closing of the Merger pursuant to Section 2B, and the issuance of the Common Stock and the contribution and transfer of the Contribution Units and the HGI Shares pursuant to Section 2C (the "Closing"), shall take place at the offices of Swidler Berlin Shereff Friedman, LLP, 919 Third Avenue, 20th Floor, New York, New York, on the date hereof, or at such other place or on such other date as may be mutually agreeable to the Corporation, the Subscribers, the RPGI Stockholder and the HGI Stockholders; provided the following actions have occurred or occur as of such date: (i) the Certificates of Merger shall have been filed with the appropriate state authorities and certificates shall have been issued by such authorities certifying as to the effectiveness of the Merger and (ii) all transactions contemplated by this Agreement, including the exchange of the Contribution Units and HGI Shares for Subscribed Shares, shall be completed. The exchange of the Contribution Units and HGI Shares, respectively, for Subscribed Shares shall be deemed to be effective upon delivery by the Corporation to each Subscriber and to each HGI Stockholder, respectively, of stock certificates evidencing the Subscribed Shares to be issued at the Closing to such Subscriber or to such HGI Stockholder, as the case may be, and registered in the name of such Subscriber or HGI Stockholder. The date on which the actions described in the preceding clauses (i) and (ii) occur shall be referred to as the "Closing Date." Time is of the essence.


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            2E. Waivers of LLC Agreement; Amendment of LLC Agreement.

            (a) HGI, in its capacity as Manager of HG L.L.C., (i) waives compliance by the Corporation with the obligations and conditions to Transfer set forth in Section 11.5 of the LLC Agreement for purposes of the transactions contemplated by this Agreement, (ii) acknowledges that the Corporation's execution of this Agreement shall be of the same force and effect as if the Corporation (as Assignee) had executed a copy of the LLC Agreement and (iii) waives its right of first refusal pursuant to Section 12.1 of the LLC Agreement for purposes of the transactions contemplated by this Agreement.

            (b) Each of Jack B. Binion, Peri Cope Howard, Leslie Kenney and RPGI, in their capacities as Affiliates of HGI, waives its right of first refusal pursuant to Section 12.1 of the LLC Agreement for purposes of the transactions contemplated by this Agreement.

            (c) Effective as of the Closing, (i) HGI shall cease to be the Manager of HG L.L.C., (ii) the Corporation shall be admitted to HG L.L.C. as a Member (and by its execution of this Agreement the Corporation agrees to be bound by the terms and conditions of the LLC Agreement), (iii) the Corporation shall be elected, pursuant to Section 6.1 of the LLC Agreement, as the successor Manager to replace HGI as the Manager of HG L.L.C. and (iv) the Corporation shall be the holder of all of the Contribution Units for all purposes of the LLC Agreement.

            (d) Effective as of immediately prior to the Closing, pursuant to
Section 7.1 of the LLC Agreement, the LLC Agreement shall be amended as follows:
(i) by deleting Section 11.2 of the LLC Agreement in its entirety and inserting in its place the words "INTENTIONALLY OMITTED", and such Section 11.2 shall be of no force and effect with respect to the transfer by the HGI Stockholders of all of their HGI Shares pursuant to this Agreement; (ii) by changing each reference to "HGI" in Section 6.9(a) and Section 15.1 of the LLC Agreement to "Horseshoe Gaming Holding Corp.", and such Section 6.9(a) shall be of no force and effect with respect to the transfer by the HGI Stockholders of all of their HGI Shares pursuant to this Agreement; (iii) by changing the Tax Matters Member, as designated in Section 10.1 of the LLC Agreement, from HGI to Horseshoe Gaming Holding Corp.; and (iv) by changing each reference to "HGI" in Section 14 of the LLC Agreement to "the Manager".

            (e) Each of Section 11.1 and Section 11.3 of the LLC Agreement shall be of no force and effect with respect to the transactions contemplated by this Agreement, and each party hereto consents to any and all Transfers of Membership Interests or Units pursuant to this Agreement, including without limitation (i) the contribution by the Subscribers of their Contribution Units to the Corporation in exchange for Subscribed Shares, (ii) the contribution by the HGI Stockholders of their HGI Shares to the Corporation in exchange for Subscribed Shares and (iii) the merger of RPGI with and into the Corporation (and the cancellation of all shares of RPGI Stock in consideration for Subscribed Shares).

            (f) Except as expressly provided herein, the terms and conditions of the LLC


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

Agreement shall remain in full force and effect.

            2F. Further Action. Each Subscriber agrees to take any additional action and to execute any additional documents that the Corporation determines are necessary or appropriate to assign and transfer to the Corporation all right, title and interest of such Subscriber as of the Closing in and to all of such Subscriber's Contribution Units. Each HGI Stockholder agrees to take any additional action and to execute any additional documents that the Corporation determines are necessary or appropriate to assign and transfer to the Corporation all right, title and interest of such HGI Stockholder as of the Closing in and to all of such HGI Stockholder's HGI Shares. Each of RPGI and the RPGI Stockholder agrees to take any additional action and to execute any additional documents that the Corporation determines are necessary or appropriate to consummate the Merger.

            2G. Tax Status of Contribution and Merger. Each of the parties to this Agreement intends that:

            (a) the transfer of the Contribution Units and the HGI Shares to the Corporation solely in exchange for Subscribed Shares is a transaction described in Section 351(a) of the Internal Revenue Code of 1986, as amended ("Code"), and

            (b) the Merger constitutes a "reorganization" within the meaning of
Section 368(a)(1)(A) of the Code.

Each of the parties hereto agrees to take such actions and prepare and file all of his, her or its income tax returns on a basis consistent with the foregoing intent.

      3. Conditions to each Subscriber's Obligation at the Closing. The obligation of each Subscriber to effect the Closing is subject to the satisfaction (or written waiver by each such Subscriber) as of the Closing of the following conditions:

            3A. Representations and Warranties; Covenants. The representations and warranties contained in Section 7 hereof shall be true and correct at and as of the Closing, and the Corporation shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to or at the Closing.

            3B. Compliance with Applicable Laws. The contribution of the Contribution Units by such Subscriber and the transfer of the Common Stock to such Subscriber hereunder shall not be prohibited by any applicable law or governmental regulation and shall not subject such Subscriber to any penalty or liability under or pursuant to any applicable law or governmental regulation.

            3C. Execution of Stockholders Agreement. The Stockholders Agreement, substantially in the form attached hereto as Exhibit 3C, shall have been executed by the Corporation, each HGI Stockholder, the RPGI Stockholder and each other Subscriber.


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      4. Conditions to each HGI Stockholder's Obligation at the Closing. The obligation of each HGI Stockholder to effect the Closing is subject to the satisfaction (or written waiver by each such HGI Stockholder) as of the Closing of the following conditions:

            4A. Representations and Warranties; Covenants. The representations and warranties contained in Section 7 hereof shall be true and correct at and as of the Closing, and the Corporation shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to or at the Closing.

            4B. Compliance with Applicable Laws. The contribution of the HGI Shares by such HGI Stockholder and the transfer of the Common Stock to such HGI Stockholder hereunder shall not be prohibited by any applicable law or governmental regulation and shall not subject such HGI Stockholder to any penalty or liability under or pursuant to any applicable law or governmental regulation.

            4C. Execution of Stockholders Agreement. The Stockholders Agreement shall have been executed by the Corporation, each other HGI Stockholder, the RPGI Stockholder and each Subscriber.

      5. Conditions of the Corporation's Obligation at the Closing. The obligation of the Corporation to effect the Closing is subject to the satisfaction (or written waiver by the Corporation) as of the Closing of the following conditions:

            5A. Representations and Warranties; Covenants. The representations and warranties contained in Sections 8, 9 and 10 hereof shall be true and correct at and as of the Closing, and each Subscriber, each HGI Stockholder, RPGI and the RPGI Stockholder shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to or at the Closing.

            5B. Compliance with Applicable Laws. The issuance and transfer of the Common Stock by the Corporation shall (i) not be prohibited by any applicable law or governmental regulation, (ii) not subject the Corporation to any penalty or liability under or pursuant to any applicable law or governmental regulation and (iii) not preclude the Corporation from being a "small business corporation" as described in Section 1361(b) of the Code.

            5C. Execution of Stockholders Agreement. The Stockholders Agreement shall have been executed by each Subscriber, the RPGI Stockholder and each HGI Stockholder.

            5D. Certificates of Merger. RPGI shall have filed with the appropriate state authorities the Certificates of Merger and all documents necessary to effect the Merger certificates shall have been issued by such authorities certifying as to the effectiveness of the Merger.


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

            5E. S Corporation Elections. In consideration of the Corporation's agreement to make the Permitted Tax Distributions (as defined in the Stockholders Agreement) at the times and in the amounts provided in the Stockholders Agreement:

            (a) The RPGI Stockholder, each Subscriber and each HGI Stockholder (and the spouse of any Subscriber, RPGI Stockholder or HGI Stockholder having a community property interest in the Common Stock or in the income therefrom) shall have executed and delivered to the Corporation for filing with the Internal Revenue Service IRS Form 2553 and such other documents and other certificates as the Corporation shall have requested.

            (b) There shall have been delivered to the Corporation for filing with the Internal Revenue Service a Qualified Subchapter S Trust Election satisfying the requirements of Section 1361(d)(2) of the Code and Treasury Regulation Section 1.1361-1(j)(6)(ii) signed by the current income beneficiary of each Subscriber, the RPGI Stockholder and each HGI Stockholder that is a qualified subchapter S trust ("QSST") (and, if the spouse of the current income beneficiary is also a current income beneficiary satisfying the requirements of Treas. Reg. Section 1.1361-1(j)(2)(i), then jointly signed by such spouse).

            (c) The Corporation shall have received from each Subscriber, the RPGI Stockholder or each HGI Stockholder that is a QSST, an opinion of counsel, which counsel and such opinion is satisfactory to the Corporation, that under applicable state law and the terms of such trust, the trust as of the Closing Date satisfies all of the requirements of Section 1361(d) of the Code and Treas. Reg. Section 1.1361-1(j).

            (d) In the case of any Subscriber, RPGI Stockholder or HGI Stockholder that is a QSST and which has any potential successive income beneficiary, an agreement (in form and substance satisfactory to the Corporation) of each such potential successive income beneficiary agreeing that if such person becomes a current income beneficiary of the QSST, such person shall not make the affirmative refusal to consent permitted to be made by Treas. Reg. Section 1.1361- 1(j)(10).

            (e) In the case of each Subscriber, the RPGI Stockholder and each HGI Stockholder that is an electing small business trust ("ESBT"), the trustee of such ESBT shall have executed and delivered to the Corporation for filing with the Internal Revenue Service the election described in Section 1361(e)(3) of the Code, satisfying the requirements set forth in IRS Notice 97- 12 (or any successor requirements established by the Internal Revenue Service).

            5F. Further Assurances. The Corporation shall have received and been satisfied with such other certificates and documents as shall have been requested by the Corporation in order for the Corporation to confirm the satisfaction of the conditions set forth in this Agreement.

      6. Conditions to RPGI's and the RPGI Stockholder's Obligation at the Closing. The obligation of RPGI and the RPGI Stockholder to effect the Closing is subject to the satisfaction (or


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

written waiver by RPGI and the RPGI Stockholder) as of the Closing of the following conditions:

            6A. Representations and Warranties; Covenants. The representations and warranties contained in Section 7 hereof shall be true and correct at and as of the Closing, and the Corporation shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to or at the Closing.

            6B. Compliance with Applicable Laws. The Merger of RPGI with and into the Corporation shall not be prohibited by any applicable law or governmental regulation and shall not subject RPGI or the RPGI Stockholder to any penalty or liability under or pursuant to any applicable law or governmental regulation and shall not subject the RPGI Stockholder or RPGI to any penalty or liability under or pursuant to any applicable law or governmental regulation.

            6C. Execution of Stockholders Agreement. The Stockholders Agreement shall have been executed by the Corporation, each HGI Stockholder and each Subscriber.

      7. Representations and Warranties of the Corporation. As a material inducement to each Subscriber, each HGI Stockholder, RPGI and the RPGI Stockholder to enter into this Agreement and consummate the transactions contemplated hereby, the Corporation hereby represents and warrants to each Subscriber, each HGI Stockholder, RPGI and the RPGI Stockholder as follows:

            7A. Organization and Corporate Power. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Corporation has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

            7B. Authorization; No Breach. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Corporation is a party have been duly authorized by all necessary action on the part of the Corporation. This Agreement and all other agreements contemplated hereby to which the Corporation is a party each constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium or assignment for the benefit of creditors laws and other laws affecting the rights and remedies of creditors generally, including without limitation laws regarding fraudulent transfers, fraudulent conveyances, preferences, avoidance and automatic stay.

            7C. Investment Representations.

            (a) The Corporation understands that neither the Units nor the HGI Shares have been registered under the Securities Act of 1933, as amended ("Securities Act"), or the securities or similar laws of any state or other jurisdiction, and are offered in reliance on exemptions therefrom.


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

The Corporation understands that neither the U.S. Securities and Exchange Commission nor any other federal or state agency or governmental or regulatory authority of any other foreign jurisdiction has recommended, approved or endorsed the contribution of the Units or the HGI Shares provided for herein.

            (b) The Corporation is accepting the contribution of the Units and HGI Shares hereunder or accepted pursuant hereto for the Corporation's own account with the present intention of holding such securities for purposes of investment only, and has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws.

      8. Representations and Warranties of the Subscribers. As a material inducement to the Corporation, each other Subscriber, each HGI Stockholder, RPGI and the RPGI Stockholder to enter into this Agreement and consummate the transactions contemplated hereby, each Subscriber hereby represents and warrants, severally as to itself only, to the Corporation (with the understanding that the Corporation and its agents and attorneys are relying on the accuracy and completeness of such representations and warranties) and to each other Subscriber, each HGI Stockholder, RPGI and the RPGI Stockholder as follows:

            8A. Organization and Power. Such Subscriber has all requisite power and authority to execute this Agreement and to carry out the transactions contemplated hereby. For any Subscriber that is a corporation or a limited partnership, such Subscriber is duly organized, validly existing and in good standing under the laws of the state of its formation, and such Subscriber is duly authorized and qualified to do business and is in good standing under the laws of each jurisdiction where such qualification is required.

            8B. Authorization; No Breach. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which such Subscriber is a party have been duly authorized by all necessary action on the part of such Subscriber. Each of this Agreement and each other agreement contemplated hereby to which such Subscriber is a party constitutes a valid and binding obligation of such Subscriber, enforceable against such Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium or assignment for the benefit of creditors laws and other laws affecting the rights and remedies of creditors generally, including without limitation laws regarding fraudulent transfers, fraudulent conveyances, preferences, avoidance and automatic stay. The execution, delivery and performance by such Subscriber of this Agreement and any other document or instrument executed by such Subscriber in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Subscriber, or the provisions of any indenture, instrument or agreement to which such Subscriber is a party or is subject, or by which such Subscriber or any of its assets is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach


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

of any fiduciary duty owed by such Subscriber to any third party, or require the approval of any third-party (which has not been obtained) pursuant to any contract, agreement, instrument, relationship or legal obligation to which such Subscriber is subject or to which any of its assets, operations or management may be subject.

            8C. Ownership of Contribution Units. Such Subscriber owns, beneficially and of record, the Contribution Units set forth opposite its name on Annex A hereto, free and clear of all liens, charges and encumbrances and no other person has any interests in any such Contribution Units other than the beneficiaries for any Subscribers which are trusts.

            8D. Investment Representations.

            (a) Such Subscriber understands that the Common Stock has not been registered under the Securities Act, or the securities or similar laws of any state or other jurisdiction, and are offered in reliance on exemptions from the applicable registration requirements thereof.

            (b) Such Subscriber confirms that: (i) it is receiving the Common Stock to be issued to such Subscriber hereunder or pursuant hereto for such Subscriber's own account with the present intention of holding such securities for purposes of investment only; (ii) it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; (iii) the Common Stock must be held indefinitely and such Subscriber must bear the economic risk of the investment in the Common Stock unless the offer and sale of such Common Stock is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available; (iv) there is no established market for the Common Stock and it is not anticipated that there will be any public market for the Common Stock in the foreseeable future; and (v) a restrictive legend will be placed on the certificates representing the Common Stock in the form set forth in Section 12B.

            8E. Tax Representations.

            (a) Such Subscriber (and the spouse of any such Subscriber having a community interest in the Subscribed Shares or Contribution Units or in the income therefrom) is described in Section 1361(b)(1)(B) of the Code because such Subscriber (and such spouse) is either:

            (i) an individual who is not a nonresident alien (within the meaning of Section 7701(b)(1)(B) of the Code);

            (ii) a grantor trust described in Section 1361(c)(2)(A)(i) of the Code (other than by virtue of Section 1361(d) of the Code);

            (iii) an ESBT which is described in Sections 1361(c)(2)(A)(v) and
                  1361(e) of the Code; or

            (iv)  a QSST treated as a trust described in Section
                  1361(c)(2)(A)(i) of the Code by reason of Section 1361(d) of the Code and, except as permitted by Treas. Reg. Section 1.1361-1(j)(2)(i), there is currently only one income beneficiary and such beneficiary is a citizen or resident of the United States.

            (b)   Upon the issuance of the Subscribed Shares at the Closing:

            (i) such Subscriber will be the owner of the entire interest in such Subscribed Shares to be received by such Subscriber;

            (ii) such Subscriber will not hold such Subscribed Shares as agent for any other person (whether an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity);

            (iii) no person other than such Subscriber will have a claim in or to such Subscribed Shares; and

            (iv) except as identified on Exhibit 8E(b) hereto, such Subscriber is not a resident, or subject to the laws, of any state or other jurisdiction having laws governing community property.

            (c) In the case of a Subscriber which is an ESBT, Exhibit 8E(c) hereto sets forth each of the potential current beneficiaries (within the meaning of Section 1361(e)(2) of the Code) of the ESBT.

      9. Representations and Warranties of the HGI Stockholders. As a material inducement to the Corporation, each Subscriber, each other HGI Stockholder, RPGI and the RPGI Stockholder to enter into this Agreement and consummate the transactions contemplated hereby, each HGI Stockholder hereby represents and warrants, severally as to itself only, to the Corporation (with the understanding that the Corporation and its agents and attorneys are relying on the accuracy and completeness of such representations and warranties) and to each Subscriber, each other HGI Stockholder, RPGI and the RPGI Stockholder that:

            9A. Power. Such HGI Stockholder has all requisite power and authority to execute this Agreement and to carry out the transactions contemplated hereby.

            9B. Authorization; No Breach. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which such HGI Stockholder is a party have been duly authorized by such HGI Stockholder. Each of this Agreement and each other agreement contemplated hereby to which such HGI Stockholder is a party constitutes a valid and binding obligation of such HGI Stockholder, enforceable against such HGI Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium or assignment for the benefit of creditors laws and other laws affecting the rights and remedies of creditors generally, including without limitation laws regarding fraudulent transfers, fraudulent conveyances, preferences, avoidance and automatic stay. The execution, delivery and performance by such HGI Stockholder of this Agreement and any other document or instrument executed by such HGI Stockholder in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such HGI Stockholder, or the provisions of any indenture, instrument or agreement to which such HGI Stockholder is a party or is subject, or by which such HGI Stockholder or any of its assets is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by such HGI Stockholder to any third party, or require the approval of any third-party (which has not been obtained) pursuant to any contract, agreement, instrument, relationship or legal obligation to which such HGI Stockholder is subject or to which any of its assets, operations or management may be subject.

            9C. Ownership of Contribution Units. Such HGI Stockholder owns, beneficially and of record, the HGI Shares set forth opposite its name on Annex B hereto, free and clear of all liens, charges and encumbrances and no other person has any interests in any such HGI Shares. No HGI Stockholder will retain any right after the Closing in any HGI Stock but, to the extent that such right may exist upon the consummation of the Closing, such right shall be deemed to have been released and extinguished.

            9D. Investment Representations.

            (a) Such HGI Stockholder understands that the Common Stock has not been registered under the Securities Act, or the securities or similar laws of any state or other jurisdiction, and are offered in reliance on exemptions from the applicable registration requirements thereof.

            (b) Such HGI Stockholder confirms that: (i) it is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act, and that such HGI Stockholder has made such inquiry and has had access to and has received and considered such information as such HGI Stockholder has deemed appropriate in making the decision to exchange the HGI Shares for the Common Stock to be issued hereunder; (ii) it is receiving the Common Stock to be received by it hereunder or pursuant hereto for such HGI Stockholder's own account with the present intention of holding such securities for purposes of investment only; (iii) it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; (iv) the Common Stock must be held indefinitely and such HGI Stockholder must bear the economic risk of the investment in the Common Stock unless the offer and sale of such Common Stock is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available; (v) there is no established market for the Common Stock and it is not anticipated that there will be any public market for the Common Stock in the foreseeable future; and (vi) a restrictive legend will be placed on the certificates representing the Common Stock in the form set forth in Section 12B.

            9E. Tax Representations.

            (a) Such HGI Stockholder (and the spouse of any such HGI Stockholder having a community interest in the Subscribed Shares or HGI Shares or in the income therefrom) is described in Section 1361(b)(1)(B) of the Code because such HGI Stockholder (and such spouse) is either:

            (i) an individual who is not a nonresident alien (within the meaning of Section 7701(b)(1)(B) of the Code);

            (ii) a grantor trust described in Section 1361(c)(2)(A)(i) of the Code (other than by virtue of Section 1361(d) of the Code);

            (iii) an ESBT which is described in Sections 1361(c)(2)(A)(v) and
                  1361(e) of the Code; or

            (iv)  a QSST treated as a trust described in Section
                  1361(c)(2)(A)(i) of the Code by reason of Section 1361(d) of the Code and, except as permitted by Treas. Reg. Section 1.1361-1(j)(2)(i), there is currently only one income beneficiary and such beneficiary is a citizen or resident of the United States.

            (b)   Upon the issuance of the Subscribed Shares:

            (i) such HGI Stockholder will be the owner of the entire interest in such Subscribed Shares to be received by such HGI Stockholder;

            (ii) such HGI Stockholder will not hold such Subscribed Shares as agent for any other person (whether an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, or other entity);

            (iii) no person other than such HGI Stockholder will have a claim in or to such Subscribed Shares; and

            (iv) except as identified on Exhibit 9E(b) hereto, such HGI Stockholder is not a resident or subject to the laws of any state or other jurisdiction having laws governing community property.

            (c) In the case of a HGI Stockholder that is an ESBT, Exhibit 9E(c) hereto sets forth each of the potential current beneficiaries (within the meaning of Section 1361(e)(2) of the Code) of the ESBT.

            9F. Preemptive Rights. Each HGI Stockholder does not have, or hereby waives, any preemptive or other right to acquire shares of HGI Stock that such HGI Stockholder has or may have had. No HGI Stockholder will retain any right after the Closing in any shares of HGI Stock but, to the extent that such right may exist upon the consummation of the Closing, such right shall be deemed to have been released and extinguished.

            9G. Representations Relating to HGI.

            (a) HGI is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is duly authorized and qualified to do business and is in good standing under the laws of each jurisdiction where such qualification is required.

            (b) The authorized capital stock of HGI is as set forth on Exhibit 9G. All of the issued and outstanding shares of the capital stock of HGI are owned by the HGI Stockholders in the amounts set forth on Annex B. All of the issued and outstanding shares of the capital stock of HGI (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, (iii) are owned of record and beneficially by the HGI Stockholders and (iv) were offered, issued, sold and delivered by HGI in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder of HGI.

            (c) (i) No option, warrant, call, conversion right or commitment of any kind exists which obligates HGI to issue or sell any of its capital stock or other securities, (ii) HGI has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its securities or any interests therein or to pay any dividend or make any distribution in respect thereof, and
(iii) neither the voting stock structure of HGI nor the relative ownership of shares among any of its respective stockholders has been altered or changed in contemplation of the transactions contemplated by this Agreement.

            (d) Since its organization, HGI has been, and until Closing will remain, an S corporation, as such term is defined in Section 1361(a) of the Code.

            (e) HGI owns, beneficially and of record, 23,697,909 Contribution Units free and clear of all liens, charges and encumbrances and no other person has any interests in any such Contribution Units other than the HGI Stockholders.

      10. Representations and Warranties of the RPGI Stockholder. As a material inducement to the Corporation, each Subscriber, RPGI and each HGI Stockholder to enter into this Agreement and consummate the transactions contemplated hereby, the RPGI Stockholder hereby represents and warrants to the Corporation (with the understanding that the Corporation and its agents and attorneys are relying on the accuracy and completeness of such representations and warranties) and to each Subscriber and each HGI Stockholder as follows:

            10A. Organization and Power. The RPGI Stockholder has all requisite power and authority to execute this Agreement and to carry out the transactions contemplated hereby.

            10B. Authorization; No Breach. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the RPGI Stockholder is a party have been duly authorized by the RPGI Stockholder. Each of this Agreement and each other agreement contemplated hereby to which the RPGI Stockholder is a party constitutes a valid and binding obligation of the RPGI Stockholder, enforceable against the RPGI Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium or assignment for the benefit of creditors laws and other laws affecting the rights and remedies of creditors generally, including without limitation laws regarding fraudulent transfers, fraudulent conveyances, preferences, avoidance and automatic stay. The execution, delivery and performance by the RPGI Stockholder of this Agreement and any other document or instrument executed by the RPGI Stockholder in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the RPGI Stockholder, or the provisions of any indenture, instrument or agreement to which the RPGI Stockholder is a party or is subject, or by which the RPGI Stockholder or any of its assets is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the RPGI Stockholder to any third party, or require the approval of any third-party (which has not been obtained) pursuant to any contract, agreement, instrument, relationship or legal obligation to which the RPGI Stockholder is subject or to which any of its assets, operations or management may be subject.

            10C. Ownership of Shares of RPGI Capital Stock. The RPGI Stockholder owns, beneficially and of record, all issued and outstanding shares of capital stock of RPGI, free and clear of all liens, charges and encumbrances and no other person has any interests in any such shares of capital stock. The RPGI Stockholder will not retain any right after the Closing in any RPGI Stock but, to the extent that such right may exist upon the consummation of the Closing, such right shall be deemed to have been released and extinguished.

            10D. Investment Representations.

            (a) The RPGI Stockholder understands that the Common Stock has not been registered under the Securities Act, or the securities or similar laws of any state or other jurisdiction, and are offered in reliance on exemptions from the applicable registration requirements thereof.

            (b) The RPGI Stockholder confirms that: (i) she is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act, and that she has made such inquiry and has had access to and has received and considered such information as she has deemed appropriate in making the decision to exchange her shares of RPGI Stock for the Subscribed Shares to be issued hereunder; (ii) she is receiving the Common Stock to be issued to her hereunder or pursuant hereto for the RPGI Stockholder's own account with the present intention of holding such securities for purposes of investment only;
(iii) she has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; (iv) the Common Stock must be held indefinitely and the RPGI Stockholder must bear the economic risk of the investment in the Common Stock unless the offer and sale of such Common Stock is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available; (v) there is no established market for the Common Stock and it is not anticipated that there will be any public market for the Common Stock in the foreseeable future; and (vi) a restrictive legend will be placed on the certificates representing the Common Stock in the form set forth in Section 12B.

            10E. Tax Representations.

            (a) The RPGI Stockholder is described in Section 1361(b)(1)(B) of the Code because she is an individual who is not a nonresident alien (within the meaning of Section 7701(b)(1)(B) of the Code).

            (b) Upon the issuance of the Subscribed Shares to the RPGI
Stockholder:

            (i) the RPGI Stockholder will be the owner of the entire interest in such Subscribed Shares to be received by her;

            (ii) the RPGI Stockholder will not hold such Subscribed Shares as agent for any other person (whether an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, or other entity);

            (iii) no person other than the RPGI Stockholder will have a claim in or to such Subscribed Shares; and

            (iv)  is not married.

            10F.  Representations Relating to RPGI.

            (a) RPGI is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is duly authorized and qualified to do business and is in good standing under the laws of each jurisdiction where such qualification is required. RPGI has all requisite corporate power and authority to execute this Agreement and to perform its obligations hereunder.

            (b) The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which RPGI is a party have been duly authorized by RPGI.

Each of this Agreement and each other agreement contemplated hereby to which RPGI is a party constitutes a valid and binding obligation of RPGI, enforceable against RPGI in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium or assignment for the benefit of creditors laws and other laws affecting the rights and remedies of creditors generally, including without limitation laws regarding fraudulent transfers, fraudulent conveyances, preferences, avoidance and automatic stay. The execution, delivery and performance by RPGI of this Agreement and any other document or instrument executed by RPGI in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on RPGI, or the provisions of any indenture, instrument or agreement to which RPGI is a party or is subject, or by which RPGI or any of its assets is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by RPGI to any third party, or require the approval of any third-party (which has not been obtained) pursuant to any contract, agreement, instrument, relationship or legal obligation to which RPGI is subject or to which any of its assets, operations or management may be subject.

            (c) The authorized capital stock of RPGI is as set forth on Exhibit 10F. All of the issued and outstanding shares of the capital stock of RPGI are owned by the RPGI Stockholder free and clear of all mortgages, liens, security interests, pledges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of RPGI (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, (iii) are owned of record and beneficially by the RPGI Stockholder and (iv) were offered, issued, sold and delivered by RPGI in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past stockholder of RPGI.

            (d) (i) No option, warrant, call, conversion right or commitment of any kind exists which obligates RPGI to issue or sell any of its capital stock or other securities, (ii) RPGI has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its securities or any interests therein or to pay any dividend or make any distribution in respect thereof, and
(iii) neither the voting stock structure of RPGI or the relative ownership of shares among any of its respective stockholders has been altered or changed in contemplation of the transactions contemplated by this Agreement.

            (e) Since its organization, RPGI has been, and until Closing will remain, an S corporation, as such term is defined in Section 1361(a) of the Code.

            (f) RPGI owns, beneficially and of record, 2,500 shares of RPGI Stock free and clear of all liens, charges and encumbrances and no other person has any interests in any such RPGI Stock other than the RPGI Stockholder.

      11. Other Covenants.

            11A. Further Assurances. At or prior to the Closing, each Subscriber, each HGI Stockholder, RPGI and the RPGI Stockholder, agrees and covenants that it will execute all consents, waivers, acknowledgments, agreements or other documents that the Corporation deems necessary or appropriate to effect the transactions contemplated by this Agreement.

            11B. Approval of Merger Agreement. The RPGI Stockholder agrees to vote all of its shares of RPGI Stock in favor of the Merger and all other transactions contemplated by this Agreement.

      12. Miscellaneous.

            12A. Remedies. Any person or entity having any rights under any provision of this Agreement shall be entitled to recover damages by reason of any breach of any representation, warranty or covenant contained in this Agreement, to exercise all other rights granted by law and to enforce such rights specifically (without posting a bond or other security).

            12B. Legend. Each certificate for Common Stock received hereunder shall be imprinted with a legend in substantially the following form:

            "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT)."

The Corporation shall imprint such legend on certificates evidencing a share or shares of the Common Stock. The legend set forth above shall, at the request of the holder of such certificate, be removed from the certificates evidencing any shares which have become registered under the Securities Act or which have been sold to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

            12C. Consent to Amendments. Except as otherwise expressly provided herein, no amendment, modification or waiver of any of the provisions of this Agreement shall be effective against (i) a Subscriber unless Subscribers holding at least a majority of the Contribution Units have consented to such amendment, modification or waiver in writing, (ii) a HGI Stockholder unless HGI Stockholders holding at least a majority of the HGI Shares have consented to such amendment, modification or waiver in writing and (iii) against the Corporation, RPGI or the RPGI Stockholder unless the Corporation, RPGI or the RPGI Stockholder, respectively, has consented to such amendment, modification or waiver in writing. No other course of dealing among the parties or any delay in exercising any rights hereunder shall operate as a waiver of any rights.

            12D. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by or on behalf of any other party hereto.

            12E. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided that each of HGI and RPGI, respectively, may assign any of its respective rights under this Agreement to any stockholder of HGI or RPGI, respectively, without the prior written consent of the Corporation or any other party; and, provided further, that nothing contained in this Section 12E shall limit or otherwise alter the ability of a Subscriber to transfer its Common Stock in accordance with the Stockholders Agreement.

            12F. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            12G. Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

            12H. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. As used in this Agreement, the singular shall include the plural, the plural shall include the singular and the use of any gender shall include the other gender or be neutral. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof.

            12I. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of New York without giving effect to the conflict of laws rules thereof.

            12J. Integration. This Agreement and the Stockholders Agreement contain the full understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior understandings and writings relating hereto and thereto.

            12K. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be made as set forth in the Stockholders Agreement.

                                 [END OF PAGE]
                           [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties hereunto have caused this Subscription and Reorganization Agreement to be executed personally or by their duly authorized officers on the day and year first above written.


HORSESHOE GAMING HOLDING CORP.


By:   /s/ Jack B. Binion
   ----------------------------------
Name:
Title:

Horseshoe Gaming, L.L.C.

By its Manager, Horseshoe Gaming, Inc.


By:   /s/ Jack B. Binion
   ----------------------------------
Name:
Title:

Robinson Property Group, Inc.


By:   /s/ Jack B. Binion
   ----------------------------------
Name:
Title:

Horseshoe Gaming, Inc.


By:   /s/ Jack B. Binion
   ----------------------------------
Name:
Title:

/s/ Jack B. Binion
------------------------------
Jack B. Binion, in his capacity as a member of Horseshoe Gaming, L.L.C. and as a stockholder of Horseshoe Gaming, Inc.

/s/ Wanda Parsons
------------------------------
Wanda Parsons,
as Trustee of the Katie O'Neill Trust


/s/ Wanda Parsons
------------------------------
Wanda Parsons,
as Trustee of the Kellie O'Neill Trust


/s/ Peri Cope Howard
------------------------------
Peri Cope Howard, in her capacity as a stockholder of Horseshoe Gaming, Inc., as a member of Horseshoe Gaming, L.L.C. and as a stockholder of Robinson Property Group, Inc.


/s/ Peri Cope Howard
------------------------------
Peri Cope Howard,
as Trustee of the Ted J. Fechser Trust


/s/ Peri Cope Howard
------------------------------
Peri Cope Howard,
as Trustee of the Fancy Ann Fechser Trust


/s/ Peri Cope Howard
------------------------------
Peri Cope Howard,
as Trustee of the James Christopher Fechser Trust


/s/ Peri Cope Howard
------------------------------
Peri Cope Howard,
as Trustee of the Robert Daniel Fechser Trust


/s/ Peri Cope Howard
------------------------------
Peri Cope Howard,
as Trustee of the Katie O'Neill Trust


/s/ Peri Cope Howard
------------------------------
Peri Cope Howard,
as Trustee of the Kellie O'Neill Trust

/s/ Peri Cope Howard
------------------------------
Peri Cope Howard,
is Trustee of the Ben Evan Johnson Trust


/s/ Peri Cope Howard
------------------------------
Peri Cope Howard,
as Trustee of the Rachel Fechser Trust


/s/ Peri Cope Howard
------------------------------
Peri Cope Howard,
as Trustee of the Bonnie Binion Trust


/s/ Peri Cope Howard
------------------------------
Peri Cope Howard,
as Trustee of the Benny Behnen Trust


/s/ Peri Cope Howard
------------------------------
Peri Cope Howard,
as Trustee of the Jack Behnen Trust


/s/ Key Fechser
------------------------------
Key Fechser


/s/ Bobby Fechser
------------------------------
Bobby Fechser


/s/ Mindy Johnson
------------------------------
Mindy Johnson


/s/ Leslie Kenny
------------------------------
Leslie Kenny, in her capacity as a member of Horseshoe Gaming, L.L.C. and as a stockholder of Horseshoe Gaming, Inc.

/s/ Phyllis Cope
------------------------------
Phyllis Cope,
as Trustee of the Ted J. Fechser Trust


/s/ Phyllis Cope
------------------------------
Phyllis Cope,
as Trustee of the Fancy Fechser Trust


/s/ Scott Hamilton
------------------------------
Scott Hamilton,
as Trustee of the James C. Fechser Trust


/s/ Deborah Hamilton
------------------------------
Deborah Hamilton,
as Trustee of the Robert D. Fechser Trust


/s/ Scott Hamilton
------------------------------
Scott Hamilton,
as Trustee of the Rachel Fechser Trust


/s/ Greg Stuart
------------------------------
Greg Stuart,
as Trustee of the Ben E. Johnson Trust


/s/ Greg Stuart
------------------------------
Greg Stuart,
as Trustee of the Jamie Lyn Johnson Trust


/s/ Doyle Brunson
------------------------------
Doyle Brunson


/s/ Louis Brunson
------------------------------
Louise Brunson

/s/ Todd Brunson
------------------------------
Todd Brunson


/s/ Pam Brunson
------------------------------
Pam Brunson


/s/ David Reese
------------------------------
David Reese


/s/ Kathleen Rose
------------------------------
Kathleen Rose


/s/ Gary Anderson
------------------------------
Gary Anderson


/s/ Rick Cook
------------------------------
Rick Cook


/s/ Jerry Howard
------------------------------
Jerry Howard


/s/ Robert McQueen
------------------------------
Robert McQueen


/s/ G.A. Robinson, III
------------------------------
G.A. Robinson, III


/s/ Daniel Engel
------------------------------
Daniel Engel


/s/ David A.. Sachs
------------------------------
David A Sachs

/s/ Eileen Holz
------------------------------
Eileen Holz


/s/ Cathy Hunter
------------------------------
Cathy Hunter


/s/ Silvia Rodriguez
------------------------------
Silvia Rodriguez


/s/ Anrew Astrachan
------------------------------
Andrew Astrachan


/s/ Donald Schupak
------------------------------
Donald Schupak


/s/ Walter J. Haybert
------------------------------
Walter J. Haybert


/s/ Gary Border
------------------------------
Gary Border


/s/ Patrick Savin
------------------------------
Patrick Savin


      Jack B. Binion, the duly elected Secretary of Horseshoe Gaming Holding Corp., hereby certifies that this Subscription and Reorganization Agreement has been adopted by Horseshoe Gaming Holding Corp. pursuant to subsection (f) of
Section 251 of the Delaware General Corporation Law and that no shares of stock of Horseshoe Gaming Holding Corp. were issued prior to the adoption by the Board of Directors of Horseshoe Gaming Holding Corp. of the resolution approving this Subscription and Reorganization Agreement.


Date:                                     Jack B. Binion
     -------------------------            -----------------------------
                                          Name:
                                          Title: Secretary

                                                                         Annex A

I.    Class A Shares

Subscribers                               Contribution Units   Subscribed Shares
--------------------------------------------------------------------------------
Peri Cope Howard, as the sole
  stockholder of Robinson
  Property Group, Inc.                             231,779.0           67.737818

Peri Cope Howard                                   378,025.0          110.478467

Wanda Parsons, as Trustee
of the Katie O'Neill Trust                       3,277,941.0          957.98

Wanda Parsons, as Trustee
of the Kellie O'Neill Trust                      3,277,941.0          957.98

Peri Cope Howard,
as Trustee of the Ted J. Fechser
Trust                                              945,059.0          276.20

Peri Cope Howard,
as Trustee of the Fancy Ann Fechser
Trust                                              945,059.0          276.20

Peri Cope Howard,
as Trustee of the
James Christopher Fechser Trust                    945,059.0          276.20

Peri Cope Howard,
as Trustee of the
Robert Daniel Fechser Trust                        945,059.0          276.20

Peri Cope Howard,
as Trustee of the Katie O'Neill Trust              945,059.0          276.20

Peri Cope Howard,
as Trustee of the Kellie O'Neill Trust             945,059.0          276.20

Peri Cope Howard,
as Trustee of the Ben Evan Johnson Trust           945,059.0          276.20

Peri Cope Howard,
as Trustee of the Rachel Fechser Trust                945,059         276.20

Peri Cope Howard,
as Trustee of the Bonnie Binion Trust                 189,013.0        55.24

Peri Cope Howard,
as Trustee of the Benny Behnen Trust                  189,013.0        55.24

Peri Cope Howard,
as Trustee of the Jack Behnen Trust                   189,013.0        55.24

Key Fechser                                           189,013.0        55.24

Bobby Fechser                                         189,013.0        55.24

Mindy Johnson                                         189,013.0        55.24

Leslie Kenny                                          378,025.0       110.48

Phyllis Cope,
as Trustee of the Ted J. Fechser Trust              3,277,941.0       957.98

Phyllis Cope,
as Trustee of the Fancy Fechser Trust               3,277,941.0       957.98

Scott Hamilton,
as Trustee of the James C. Fechser Trust            2,185,294.0       638.66

Deborah Hamilton,
as Trustee of the Robert D. Fechser Trust           2,185,294.0       638.66

Scott Hamilton,
as Trustee of the Rachel Fechser Trust              2,185,294.0       638.66

Greg Stuart,
as Trustee of the Ben E. Johnson Trust              1,638,970.5       478.99

Greg Stuart,
as Trustee of the Jamie Lyn Johnson Trust           1,638,970.5       478.99

Doyle Brunson                                         525,989.0       153.72

Louise Brunson                                   525,989.0            153.72

Todd Brunson                                     525,989.0            153.72

Pam Brunson                                      525,989.0            153.72

David Reese                                    2,103,957.0            614.89

Kathleen Rose                                    631,986.0            184.70

Gary Anderson                                    434,586.0            127.01

Rick Cook                                        131,497.0             38.43

Jerry Howard                                     289,724.0             84.67

Robert McQueen                                   144,862.0             42.34

G.A. Robinson, III                             1,158,897.0            338.69

Daniel Engel                                      19,492.20             5.70

David A. Sachs                                    19,492.20             5.70

Eileen Holz                                        2,923.83             0.85

Cathy Hunter                                       2,923.83             0.85

Silvia Rodriguez                                   2,923.83             0.85

Andrew Astrachan                               2,514,067.61           734.74

Donald Schupak                                 1,285,784.0            375.77

Walter J. Haybert                                500,489.0            146.27

Gary Border                                      503,004.0            147.00

Patrick Savin                                    389,846.0            113.93

II.   Class B Shares

Subscribers                             Contribution Units     Subscribed Shares
--------------------------------------------------------------------------------
Jack B. Binion                                17,366,247.0              5,075.32

                                                                         Annex B

I.    Class A Shares

HGI Stockholders           HGI Shares    Contribution Units    Subscribed Shares
--------------------------------------------------------------------------------
Peri Cope Howard           200                    3,725,007         1,088.64

Leslie Kenny               200                    3,725,007         1,088.64

II.   Class B Shares

HGI Stockholder            HGI Shares    Contribution Units    Subscribed Shares
--------------------------------------------------------------------------------
Jack B. Binion             872.38856             16,247,895         4,748.475724

                                                                       Exhibit A

                          CERTIFICATE OF INCORPORATION
                        OF HORSESHOE GAMING HOLDING CORP.

                                                                       Exhibit B

                    BYLAWS OF HORSESHOE GAMING HOLDING CORP.

                                    Bylaws of

                         HORSESHOE GAMING HOLDING CORP.
                            (A Delaware Corporation)

                                    ARTICLE I

                                     OFFICES

      Section 1. Registered Office. The registered office of the Corporation shall be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware.

      Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2. Annual Meetings. Annual meetings of stockholders shall be held at such time and on such day, other than a legal holiday, as the Board in each such year shall determine, at which meeting the stockholders entitled to vote for the election of directors shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

      Section 3. Notice of Annual Meetings. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

      Section 4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board, or at the request in writing of stockholders holding shares of stock that represent more than fifty percent of the votes entitled to be cast at a meeting of the stockholders of the Corporation. Such request shall state the purpose or purposes of the proposed meeting.

      Section 5. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

      Section 6. Quorum. Stockholders holding shares of stock that represent more than fifty percent of the votes entitled to be cast at a meeting of the stockholders of the Corporation, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time to another place, date or time. If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by the General Corporation Law of the State of Delaware, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

      Section 7. Organization. Such person as the Board may have designated or, such person as may be chosen by the holders of a majority of the votes entitled to be cast who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

      Section 8. Action by Stockholders. When a quorum is present at any meeting, a majority of the votes cast at such meeting, whether by stockholders who are present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

      Section 9. Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Except as otherwise provided in the Certificate of Incorporation of the Corporation or in these Bylaws, or except as otherwise required by the General Corporation Law of the State of Delaware, each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting. All voting, including on the election of directors but excepting where otherwise required by the General Corporation Law of the State of Delaware, may be by a voice vote.

      Section 10. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified, or at the place where the meeting is to be held. The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

      Section 11. Written Action. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                   ARTICLE III

                                    DIRECTORS

      Section 1. Number and Term. The Board shall consist of three or more members. The first Board shall consist of three directors. Thereafter, within the limits above specified, the number of directors shall be determined in accordance with the Certificate of Incorporation, by resolution of the Board or by the stockholders at the annual meeting or a special meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified.

Directors need not be stockholders. Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease there shall be vacancies on the Board that are being eliminated by the decrease.

      Section 2. Resignation and Removal. Any director may resign at any time upon notice of resignation to the Corporation. Any director may be removed at any time by vote of the stockholders then entitled to vote for the election of directors at a special meeting called for that purpose, either with or without cause.

      Section 3. Vacancies. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified.

      Section 4. Powers and Duties. Subject to the applicable provisions of law, these ByLaws or the Certificate of Incorporation, but in furtherance and not in limitation of any rights therein conferred, the Board shall have the control and management of the business and affairs of the Corporation and shall exercise all such powers of the Corporation and do all such lawful acts and things as may be exercised by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

            (1) To declare dividends from time to time in accordance with law;

            (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

            (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

            (4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

            (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

            (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

            (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,

            (8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

      Section 4. Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board, fixed fees and other compensation for their services as directors, including, fees for attendance at meetings of the Board.

      Section 5. Place of Meetings. The Board of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

      Section 6. Regular Meetings. Regular meetings of the Board may be held upon such notice or without notice at such time and at such place as shall from time to time be determined by the Board.

      Section 7. Special Meetings. Special meetings of the Board may be called by the President or Secretary on one day's notice to each director, either personally or by mail or by telegram; special meetings of the Board shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the Board.

      Section 8. Quorum. At all meetings of the Board, a majority of the directors then in office shall constitute a quorum for transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 9. Written Action. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee.

      Section 10. Participation in Meetings by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                   ARTICLE IV

                                   COMMITTEES

      Section 1. Generally. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution, or amending the By-laws of the Corporation; and unless the resolution or By-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

      Section 2. Committee Procedure. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                                    ARTICLE V

                                     NOTICES

      Section 1. Generally. Whenever, under the provisions of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any director, stockholder, employee or agent, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her last known address as the same appears on the books of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telephone.

      Section 2. Waiver. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein shall be deemed equivalent thereto.

                                   ARTICLE VI

                                    OFFICERS

      Section 1. Number and Designation. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and such other officers (e.g., one or more Vice Presidents, a Chief Financial Officer, a Treasurer and one or more Assistant Secretaries or Assistant Treasurers) as the Board from time to time considers necessary for the proper conduct of the business of the Corporation. Any two or more offices may be held by the same person. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation, or removal.

      Section 2. Chief Executive Officer. The Chief Executive Officer ("CEO") of the Corporation shall generally supervise and control all of the business and affairs of the Corporation. The CEO may sign, alone or with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, any deeds, mortgages, bonds, contracts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general he shall perform all duties incident to the office of the chief executive officer and such other duties as from time to time may be prescribed by the Board of Directors. When present, he shall preside at all meetings of the stockholders and of the Board of Directors.

      Section 3. President. The President shall be the principal operating officer of the Corporation. In the event the office of the CEO is vacant or in the event of the inability of the CEO to act as such or upon the refusal by the CEO to perform the duties of the CEO, the President shall perform the duties and exercise the authority of the CEO and, when so acting, shall have all the powers of, and be subject to all the restrictions placed upon the CEO. He may sign, alone or with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general he shall perform all duties incident to the office of President and such other duties as from time to time may be prescribed by the Board of Directors or the CEO, subject, however, to the control of the Board and the CEO.

      Section 4. The Secretary. The Secretary shall (a) keep the minutes of the stockholders' and of the Board meetings and committees of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each stockholder, director or committee member, which shall be furnished to the Secretary by such stockholder, director or member; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the CEO or the Board.

      Section 5. The Treasurer. The Treasurer or such other officer of the Corporation as may be named by the Board or appointed by the CEO of the Corporation to perform such function, shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board or the CEO of the Corporation, disburse the funds of the Corporation as ordered by the Board or the CEO of the Corporation or as otherwise required in the conduct of the business of the Corporation, and render to the CEO of the Corporation or the Board, upon request, an account of all his transactions as Treasurer and on the financial condition of the Corporation. The Treasurer, unless another officer of the Corporation is named by the Board to perform such functions, shall have the duties and responsibilities and shall exercise the authority and powers of the chief financial officer of the Corporation, and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board. If required by the Board, the Treasurer shall give a bond (which shall be renewed regularly), in such sum and with such surety or sureties as the Board shall determine for the faithful discharge of his duties and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

      Section 6. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer or by the Secretary, respectively, or by the Board or the President. The Assistant Treasurers shall, respectively, if required by the Board, give bonds (which shall be renewed regularly) for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine.

      Section 7. Compensation. The salaries of the officers shall be fixed from time to time by the Board or such officer as the Board shall designate for such purpose or as it shall otherwise direct. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

      Section 8. Tenure and Removal. The officers of the Corporation shall be elected or appointed to hold office until their respective successors are elected or appointed. All officers shall hold office at the pleasure of the Board, and any officer elected or appointed may be removed at any time, with or without cause, by the Board.

                                   ARTICLE VII

                              CERTIFICATES OF STOCK

      Section 1. Certificates. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be facsimile.

      Section 2. Uncertificated Shares. Subject to any conditions imposed by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation, the Board may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

      Section 3. Lost Certificates. The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, upon the satisfaction of such conditions as the Board may require including, but not limited to, requiring the owner of the lost, stolen, or destroyed certificate, or his legal representative to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares, and the Board may delegate to an officer of the corporation the power to determine whether such conditions have been satisfied and to cause such replacement certificates or uncertificated shares to be issued.

      Section 4. Stock Transfers. The Board shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock. The Board may appoint transfer agents and registrars thereof.

      Section 5. Record Date. The Board may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action to which such record date relates.

      If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating to such purpose.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

      6. Fractional Shares. The corporation may issue fractional shares, and holders of fractional shares shall be entitled to all of the rights of a stockholder thereof.

                                  ARTICLE VIII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Corporation shall protect and indemnify, and advance related expenses to, directors and officers and former directors and officers of the Corporation and their heirs, executors and administrators, to the full extent that the Corporation shall have power to do so under the General Corporation Law of the State of Delaware as it exists on the effective date of the Certificate of Incorporation and as it may thereafter be amended or supplemented by law. Employees and agents of the Corporation other than such directors or officers shall be so indemnified to the extent required by the General Corporation Law of the State of Delaware and to such further extent permitted by any other laws, if any, and as shall be provided pursuant to resolution of the Board. Whether or not and to what extent the Corporation shall purchase and maintain insurance on behalf of any such directors, officers, employees or agents, to the extent it shall have power to do so under the General Corporation Law of the State of Delaware as so existing or as it may hereafter be amended or supplemented, shall be in the full discretion of the Board.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

      Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

      Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

      Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board.

      Section 5. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

      Section 6. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board. The books of the Corporation may be kept (subject to any provisions contained in the General Corporation Law of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board.

      Section 7. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof

                                    ARTICLE X

                             ADOPTION AND AMENDMENTS

      These By-laws may be altered, amended or repealed or new By-laws may be adopted by the Board; provided, however, that these By-Laws and any other By-laws amended or adopted by the Board may be amended, may be repealed, and new By-laws may be adopted, by the stockholders of the Corporation entitled to vote at the time for the election of directors.

                                                                      Exhibit 3C

                         FORM OF STOCKHOLDERS AGREEMENT

                                                                   Exhibit 8E(b)

                              LIST OF JURISDICTIONS

                                                                   Exhibit 8E(c)

                              CURRENT BENEFICIARIES

The people in the parenthesis are the potential income beneficiaries:

(1) Phyllis Cope, as Trustee for Trust Agreement between Key B. Fechser and Phyllis Mae Cope- (Ted J. Fechser, Beneficiary);

(2) Phyllis Cope, as Trustee for Trust Agreement between Key B. Fechser and Phyllis Mae Cope- (Fancy Ann Fechser, Beneficiary);

(3) Deborah Hamilton, as Trustee for Trust Agreement between Robert C. Fechser and Phyllis Mae Cope- (Robert D Fechser, Beneficiary);

(4) Scott Hamilton, as Trustee for Trust Agreement between Robert C. Fechser and Scott Hamilton- (K. Rachel Fechser, Beneficiary);

(5) Scott Hamilton, as Trustee for Trust Agreement between Robert C. Fechser and Phyllis Mae Cope- (James C. Fechser, Beneficiary);

(6) Wanda Parsons, as Trustee for Trust Agreement between Leslie L. Kenny and Renie Katherine Gorsuch- (Katie O'Neill, Beneficiary);

(7) Wanda Parsons, as Trustee for Trust Agreement between Leslie L. Kenny and Renie Katherine Gorsuch- (Kellie O'Neill, Beneficiary);

(8) Greg Stuart, as Trustee for Trust Agreement between Mindy M. Johnson and Phyllis Mae Cope- (Janie Lynn Johnson, Beneficiary);

(9) Greg Stuart, as Trustee for Trust Agreement between Mindy M. Johnson and Phyllis Mae Cope- (Ben E. Johnson, Beneficiary).

                                                                   Exhibit 9E(b)

                              LIST OF JURISDICTIONS

                                                                   Exhibit 9E(c)

                              CURRENT BENEFICIARIES

                                                                      Exhibit 9G

                              CAPITAL STOCK OF HGI

Stockholders                                                        Shares Owned
--------------------------------------------------------------------------------
Jack B. Binion                                                      872.389
Peri Cope Howard                                                    200.000
Leslie Kenny                                                        200.000

                                                                     Exhibit 10F

                              CAPITAL STOCK OF RPGI

Shareholder                                                         Shares Owned
-----------                                                         ------------
Peri Cope Howard                                                    2,500